Exhibit 10.6

Burlington Stores, Inc.

2013 Omnibus Incentive Plan

Restricted Stock Unit Award Notice

[Name of Holder]

You have been awarded a restricted stock unit award with respect to shares of common stock of Burlington Stores, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”).  The Restricted Stock Unit Award Agreement is attached hereto.  Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock Units:	You have been awarded a restricted stock unit award with respect to [_______] shares of Common Stock, par value $0.0001 per share (“Common Stock”), subject to adjustment as provided in the Plan.

Grant Date:	[____________________, _____]
Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder, the Award shall vest in [__]% annual increments on each of the [___________] anniversaries of the Grant Date (each, a “Vesting Date”), if, and only if, you are, and have been, continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including the applicable Vesting Date.

****

BURLINGTON STORES, INC.

By: ______________________________

      Name:

      Title:

Acknowledgment, Acceptance and Agreement:

I hereby accept the restricted stock units granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

__________________________________

Holder Name

__________________________________                          Date_______________________________

Signature

Burlington Stores, Inc.

2013 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

Burlington Stores, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Award Notice, the Plan and this agreement (the “Agreement”).  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Award Subject to Acceptance of Agreement.  The Award shall be null and void unless Holder electronically accepts this Agreement within Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect (or, if permitted by the Company, accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company).

2.Rights as a Stockholder.  Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and Holder becomes a stockholder of record with respect to such shares.

3.Restriction Period and Vesting.

3.1.Service-Based Vesting Conditions.  Subject to the remainder of this Section 3, the Common Stock shall vest pursuant to the terms of this Agreement and the Plan in accordance with the Vesting Schedule set forth in the Award Notice.  The period of time prior to full vesting shall be referred to herein as the “Restriction Period.”

3.2.Termination of Employment.

(a)Termination due to Death or Disability.  If Holder’s employment with the Company and its Subsidiaries terminates prior to the end of the Restriction Period by reason of Holder’s death or termination by the Company or its Subsidiaries due to Disability, then in either such case, Holder shall become fully vested in the unvested portion of the Award as of the date of termination of employment and, in the case of a termination  due to Disability and subject to Section 7.13, the Award shall continue to be settled in accordance with the Vesting Schedule set forth on the Award Notice until the one-year anniversary of such termination of employment and the remaining portion of the Award outstanding as of such one-year anniversary shall be settled in full on such date. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Employment Agreement, dated as of December 2, 2008, by and between Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, Inc. and Holder, as amended (the “Employment Agreement”).

(b)Termination without Cause or due to Good Reason.  Except as provided for in Section 3(d)¸ if Holder’s employment with the Company and its Subsidiaries is terminated prior to the end of the Restriction Period (i) by the Company or its Subsidiaries without Cause or (ii) by Holder due to

Good Reason, then in either such case the unvested portion of the Award shall vest on a prorated basis, with such proration determined by (x) multiplying the number of shares of Common Stock subject to the Award on the Grant Date by a fraction, the numerator of which is the number of days that have occurred since the Grant Date through the date of the Holder’s termination of employment in accordance with this Section 3.2(b) and the denominator of which is the total number of days between the Grant Date and the last Vesting Date set forth on the Award Notice reduced by (y) the number of shares subject to the Award that vested prior to the Holder’s termination of employment.  The portion of the Award that becomes vested pursuant to this Section 3.2(b) shall continue to be settled, subject to Section 7.13, in accordance with the Vesting Schedule set forth on the Award Notice until the one-year anniversary of such termination of employment and, to the extent any portion of the pro rata Award would not be settled during such one-year period, the remaining pro rata portion of the Award outstanding as of such one-year anniversary shall be settled in full on such date (for purposes of this sentence, the number of pro rata shares of Common Stock, if any, to be settled upon the one-year anniversary of the date of termination shall be determined by subtracting (i) the number of shares of Common Stock that were scheduled to vest in accordance with the normal Vesting Schedule and disregarding any pro rata reduction from (ii) the total pro rata Award that vests in accordance with this Section 3.2(b)).  The portion of the Award that does not vest pursuant to this Section 3.2(b) shall be forfeited by Holder and cancelled by the Company.  For purposes of this Agreement, “Cause” and “Good Reason” shall have the meanings set forth in the Employment Agreement.

(c)Termination due to Retirement.  If Holder’s employment with the Company and its Subsidiaries is terminated by Holder due to Retirement and provided Holder satisfies the requirements under Section 4(b)(iii) of the Employment Agreement regarding the provision of consulting services during the Consulting Period, then in such case the unvested portion of the Award shall, subject to Section 7.13, continue to vest during the Consulting Period, with the remaining unvested portion of the Award vesting in full upon the one-year anniversary of Holder’s Retirement.  For purposes of this Agreement, “Consulting Period” and “Retirement” shall have the meanings set forth in the Employment Agreement.

(d)Change in Control Qualifying Termination. If Holder’s employment with the Company and its Subsidiaries terminates due to a Change in Control Qualifying Termination prior to the end of the Restriction Period, then the Award shall become fully vested as of the date of termination of employment; provided, however, if the Change in Control is not a “change in control event” within the meaning of Section 409A of the Code, then the portion of the Award that becomes vested upon such Change in Control Qualifying Termination shall continue to be settled, subject to Section 7.13, in accordance with the Vesting Schedule set forth on the Award Notice until the one-year anniversary of such termination of employment and the remaining portion of the Award outstanding as of such one-year anniversary shall be settled in full on such date.     Except as otherwise provided in any other agreement between the Company or any of its Subsidiaries and Holder, a Change in Control Qualifying Termination means a termination of Holder’s employment by the Company or a Subsidiary without Cause or resignation by Holder for Good Reason within the two year period immediately following a Change in Control.

(e)Termination for any other Reason.  If (i) Holder’s employment with the Company and its Subsidiaries terminates prior to the end of the Restriction Period for any reason other than as specified in Sections 3.2(a) – (d) or (ii) Holder breaches any non-competition obligation Holder has to the Company or any of its Subsidiaries under any agreement, then the unvested portion of the  Award shall be immediately forfeited by Holder and cancelled by the Company.

4.Issuance or Delivery of Shares.  Except as otherwise provided for herein, within 60 days after each applicable Vesting Date (or, if earlier, Holder’s termination of employment in accordance with Sections 3.2(a) - (d)), the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to Holder.  Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 7.  Prior to the issuance to Holder of the shares of Common Stock subject to the Award, Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5.Protected Rights.  Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Holder has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Holder also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Holder understands that nothing contained in this Agreement limits Holder’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  Holder further understands that this Agreement does not limit Holder’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Agreement does not limit Holder’s right to receive an award for information provided to any Government Agencies.

6.Transfer Restrictions and Investment Representation.

6.1.Nontransferability of Award.  The Award may not be transferred by Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

6.2.Investment Representation.  Holder hereby represents and covenants that (a) any sale of any share of Common Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of any sale of any such shares.  As a further condition precedent to the vesting of the Award and subject to Section 409A of the Code, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

7.Additional Terms and Conditions of Award.

7.1.Withholding Taxes.  As a condition precedent to the delivery to Holder of any shares of Common Stock upon vesting of the Award, Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Holder or withhold shares of Common Stock. Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to Holder pursuant to the Award, a number of whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award, equal to the Required Tax Payments; or (iii) any combination of (i) and (ii). Shares to be delivered or withheld may be withheld up to the maximum statutory tax rates in the applicable jurisdictions. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by Holder. No shares of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

7.2.Adjustment.  In the event of a Section 4.2 Event, the adjustments provided for in Section 4.2(b) of the Plan shall be made to the number of shares of Common Stock subject to the Award hereunder.

7.3.Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.4.Award Confers No Rights to Continued Employment.  In no event shall the granting of the Award or its acceptance by Holder, or any provision of the Agreement or the Plan, give or be deemed to give Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

7.5.Decisions of Committee.  The Committee shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

7.6.Successors.   This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

7.7.Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Burlington Stores, Inc., 2006 Route 130 North, Burlington, NJ 08016, Attention:  General Counsel, and if to Holder, to the last known mailing address of Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.8.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.9.Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  Holder hereby acknowledges receipt of a copy of the Plan.

7.10.Entire Agreement.  This Agreement, the Employment Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to Holder’s interest except by means of a writing signed by the Company and Holder.  Notwithstanding anything herein to the contrary, to the extent the vesting provisions set forth in the Employment Agreement would result in a greater portion of the Award vesting upon a termination of employment, then the vesting terms set forth in the Employment Agreement shall govern.   Notwithstanding the foregoing, Holder acknowledges that Holder is subject to Company policies relating to trading in the Company’s securities.

7.11.Amendment and Waiver.  The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect Holder’s rights under this Agreement shall be subject to the written consent of Holder.  No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

7.12.Counterparts.  The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

7.13.Compliance With Section 409A of the Code.  This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Common Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (a) the six-month anniversary of such separation from service and (b) the date of the Holder’s death.